EXHIBIT 10.24


                      NOTE PURCHASE AND SECURITY AGREEMENT

     This Note Purchase and Security Agreement (the "Agreement") is entered into as of July 1, 2003, by and between PetCARE Television Network, Inc., a Florida corporation (the "Company") and Pet Edge, LLC, a Connecticut limited liability company ("Edge").

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is issuing that certain Senior Convertible Promissory Note (the "Note") attached hereto as Exhibit A to Edge in the principal amount of $275,000, payable to Edge in cash or convertible into equity of the Company in the manner and under the terms set forth therein; and

     WHEREAS, the Company and Edge wish to set forth the nature of the consideration Edge is providing to the Company in exchange for the Note and to acknowledge delivery and receipt thereof.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Edge hereby agree as follows:

1. Purchase and Sale of Note. Subject to all of the terms and conditions of this Agreement and in reliance on the representations and warranties set forth herein, the Company proposes to sell to Edge the Note in exchange for the consideration described in Section 2 hereof.

2. Consideration for Note. Upon and in exchange for the Company's issuance of the Note to Edge, Edge shall deliver to the Company, and by signing below, the Company hereby accepts and acknowledges receipt of, immediately available funds in the amount of $275,000.

3. Representations and Warranties.

     (a)  Company. The Company represents and warrants to Edge as follows:

          (i) Organization. The Company and each of its Subsidiaries, if any, are duly organized and validly existing corporations in good standing under the laws of the jurisdiction of incorporation. The Company and each of its Subsidiaries, if any, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to so qualify would not have a material adverse effect. For the purposes of this Agreement, the term "Subsidiary" shall mean with respect to any person, any corporation, limited liability company, partnership, joint venture, trust or estate of which, or in which, more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, (ii) the interest in capital or profits of such limited liability company, partnership or joint venture, or (iii) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its subsidiaries, or by one or more of such person's other subsidiaries.

          (ii) Corporate Power, Authorization. The Company has all necessary corporate power and authority to enter into and perform this Agreement and its obligations under the Note, and to carry on the business now conducted or presently proposed to be conducted by it. All corporate actions on the part of the Company necessary for the due authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and for the due authorization and issuance of the Note have been taken. This Agreement and the Note are legally binding on the Company, enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Note will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of the Company's certificate of incorporation, by-laws or any contract to which the Company is a party or by which it is bound, except where such violation, conflict, breach or default would not have a material adverse effect on the Company.

         (iii) No Insolvency. The Company is not insolvent. Insolvent means any of the following:

               A. the Company shall have (a) applied for or consented to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property,
                    (b) made a general assignment for the benefit of its creditors, (c) been dissolved or liquidated in full or in part, or (d) commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

               B. proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall have been commenced and such proceeding shall not have been dismissed, discharged or stayed; or

               C. the Company is unable to pay in full and in a timely manner of its debts due and payable in the ordinary course of business.

          (iv) Capitalization. The Company has delivered to Edge a schedule (the "Capitalization Schedule") detailing the capitalization of the Company as of the date hereof. On the date hereof, the Company has no outstanding capital stock except as listed on the Capitalization Schedule. All of the outstanding shares of capital stock have been offered and sold in compliance with applicable federal and state securities laws. No Subsidiary has any outstanding capital stock except for shares of capital stock owned beneficially and of record by the Company, all of which are duly authorized, validly issued, fully paid and non-assessable. Other than as set forth on the Capitalization Schedule, neither the Company nor any Subsidiary has outstanding (a) any rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (b) any obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (c) any rights that require it to register the offering of any of its securities under the Securities Act of 1933, as amended or (d) any restrictions on voting any of its securities.

          (v) Financial Statements and projections. Edge has been furnished with complete and correct copies of (A) the most recent financial statements of the Company and its Subsidiaries, if any, and (B) a Business Plan for the Company dated March 2003 which includes a five year budget with supporting schedules, with actual expenditures for the first twelve months. Except where otherwise noted therein, the Phase 1 column of actual expenditures accurate report the expenditures of the Company during the applicable period and the budgeted projections and supporting schedules are based on and reflect reasonable assumptions made in good faith by management of the company.

          (vi) Disclosure. To the knowledge of the Company, neither this Agreement, nor any other agreement, certificate, statement or document furnished in writing by or on behalf of the Company to Edge in connection herewith or therewith (including without limitation the Business Plan for the Company and projections referred to above), contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading in any material respect.

         (vii) Legal Proceedings. There is no action, suit or proceeding pending or to the Company's knowledge currently threatened against the Company or any of subsidiaries. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action suit or proceeding by the Company or any of its subsidiaries currently pending or which the Company or its subsidiaries intend to initiate.

        (viii) Proprietary Rights. To its knowledge, the Company owns all patents trademarks, service marks, trade names, copyrights trade secrets, licenses, information and proprietary rights and processes which it currently uses or is necessary for its business without any conflict with, or infringement of the rights of others. The Company has not received any communication alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity.

          (ix) Compliance with Other Instruments. (a) To the actual knowledge of the President of the Company, the Company is not in any material violation or default of any provisions of its Amended and Restated Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to the actual knowledge of the President of the Company, of any material provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such material violation or materially conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company other than (i) carriers', warehousemen's, mechanics', materialmen's and repairmen's liens, and other like Encumbrances imposed by applicable law, arising in the ordinary course of business in connection with activities properly undertaken in the Company's business; (ii) easements, zoning restrictions, rights-of-way, reservations, restrictions and other similar encumbrances on real property imposed by law that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business, (iii) liens, charges or encumbrances for taxes, assessments or governmental charges not yet due and payable, (iv) inchoate statutory and common law liens, charges or encumbrances for which payment is not delinquent, and (v) minor defects, irregularities, liens, and clouds on title which do not materially impair or materially adversely affect the value of the assets, financial condition, operating results, or business of the Company (collectively, "Permitted Encumbrances").

               (b) To the actual knowledge of the Company's President, the Company has not performed any act, the occurrence of which would result in the Company's loss of any material right granted under any license, distribution agreement or other agreement.

          (x) No Conflict of Interest. Except as set forth on Schedule 3(a)(x), the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business of the Company or relocation expenses of employees. None of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's capital stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding five percent (5%) of the outstanding capital stock of) any publicly traded companies that is affiliated with the Company, with which the Company has a business relationship, or which may compete with the Company. To the actual knowledge of the President of the Company none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract or proposed contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          (xi) Rights of Registration and Voting Rights. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity except set forth on
               Schedule 3(a)(xi). To the actual knowledge of the Company's President, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

         (xii) Title to Property and Assets. The Company owns its property and assets free and clear of all Encumbrances, except for (1) Encumbrances that may appear in the Financial Statements, or (2) any Permitted Encumbrances. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to the actual knowledge of the Company's President, such leases are valid and effective in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws and judicial decisions of general application relating to or affecting enforcement of creditors' rights generally, by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and with respect to indemnification provisions contained therein, or principles of public policy.

        (xiii) Changes. Since December 31, 2002, there has not been:

               (a) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business, that have not been material and adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it that would have an adverse affect;

               (d) any satisfaction or discharge of any liens, claim, or encumbrance of payment of any obligation by the Company, except in the ordinary course of business and that is not material and adverse to the business, properties, prospects or financial condition of the Company;

               (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets other than in the ordinary course of business;

               (h) any resignation or termination of employment of any officer or key employee of the Company; and the President of the Company has no actual knowledge of any impending resignation or termination of employment of any such officer or key employee;

               (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock; or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company;

               (l) to the actual knowledge of the officers and directors of the Company, any other event or condition of any character that might materially and adversely affect the business, properties or financial condition of the Company; or

               (m) any arrangement or commitment by the Company to do any of the things described in this Section 3(a)(xiii).

         (xiv) Employee Benefit Plans. Except as set forth on Schedule 3(a)(xiv), the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          (xv) Tax Returns and Payments. The Company has filed all tax returns and reports as required by applicable law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due except those being contested in good faith.

         (xvi) Insurance. The Company has in force a fire and casualty insurance policy, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties material to its business that might be damaged or destroyed.

        (xvii) Labor Agreements and Actions. Except for a contract with the screen actors guild/AFTRA, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the actual knowledge of the President of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the actual knowledge of the Company's President threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor does the President of the Company have actual knowledge of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To the actual knowledge of the President of the Company, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

       (xviii) Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority that would materially and adversely affect the Company's business.

     (b)  Edge.

               (i) Edge represents and warrants to the Company that Edge is acquiring this Note and the underlying securities for Edge's own account for investment only and not with a view to distribution or resale of the Note or underlying securities. Edge represents that it is an "accredited investor" as such term is defined in Rule 501 under the Act. Edge understands that the Note and the underlying securities are being issued to Edge pursuant to an exemption from the registration requirements of the Act and, accordingly, must be held indefinitely by Edge unless later transferred in transactions that are either registered under the Act or exempt from registration.

               (ii) Edge represents and warrants to the Company that Edge has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note and the underlying securities and that Edge is able to incur a complete loss of Edge's investment and to bear the risk of such a loss for an indefinite period of time. Edge understands that the Note and any securities acquired upon conversion are a risky and speculative investment.

4. Financial Information. For so long as the obligations under the Note are outstanding and for so long as Edge holds an equity interest in the Company, the Company shall deliver to Edge within fifty (50) days of the end of each of the Company's fiscal quarters and one hundred and five (105) days from the end of the Company's fiscal year, the Company's balance sheet and income statement ("Financial Statements") for the most recent quarter or year as the case may be, together with the related statements of income and cash flow, and an updated Capitalization Schedule, which Financial Statements shall be prepared in accordance with United States Generally Accepted Accounting Principles consistently applied.

5. Security Interest.

     (a) Grant. The Company hereby grants to Edge a security interest in the Collateral (as such term is defined below). The security interest shall constitute a first lien on the Collateral and shall secure the Company's obligations (the "Secured Obligations") under the Note and this Agreement and any other and/or future obligations of the Company to Edge. Edge may sign and file financing statements in the name of the Company, and, if Edge requests, the Company agrees to sign financing statements from time to time and to take all other steps reasonably necessary to enable Edge and its successors in interest to perfect, or maintain perfection of, its security interest in the Collateral. The Company shall pay all filing fees and tax stamps due in connection with filing the financing statements. This Agreement or a copy of this Agreement shall be sufficient as a financing statement and may be filed as such. The "Collateral" shall mean the property

          (but none of the Company's obligations or liabilities with respect thereto) of the Company described in Exhibit A attached hereto and made a part hereof:

     (b) Termination. Upon payment by the Company of all principal and interest on the Note or conversion of the Note in accordance with its terms, Edge, on behalf of itself and each successor holder of the Note, shall execute and deliver such instruments and do and perform such acts as may be reasonably necessary to terminate its security interest in the Collateral.

     (c) Right to Realize Upon Collateral. Except to the extent prohibited by applicable law that cannot be waived, this Section shall govern Edge's (as defined in the Note) rights to realize upon the Collateral. The provisions of this Section are in addition to any rights and remedies available in law or equity. Upon any breach of the terms of the Note by the Company, it is agreed that Edge shall have the right to take any or all of the actions included in this Section at the same or different times.

          (i) Assembly of Collateral; Receiver. Edge may request that the Company assemble the Collateral and otherwise make it available to Edge and the Company and its officers and directors shall comply with such request. Edge may have a receiver appointed for all or any portion of the Company's assets or business which constitutes the Collateral in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral.

          (ii) Foreclosure Sale. All or any part of the Collateral may be sold for cash or other value in any number of lots in any commercially reasonable manner; provided, however that unless the Collateral to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, Edge shall give the Company 10 days prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Company and Edge agrees to be reasonable. At any sale or sales of Collateral, Edge or any of its assigns may bid for and purchase all or any part of the property and rights so sold and may use all or any portion of the Secured Obligations owed to Edge as payment for the property or rights so purchased, all without further accountability to the Company, except for the proceeds of such sale or sales pursuant to Section 4(c)(iii).

         (iii) Application Proceeds. The proceeds of all sales and collections in respect of any Collateral or other assets of the Company, all funds collected from the Company and any cash contained in the Collateral, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

               A. First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of Edge and the reasonable fees and expenses of its counsel;

               B. Second, any surplus then remaining to the payment of the Secured Obligations in such order and manner as Edge may in its reasonable discretion determine, subject, however, to the rights of the holder of any then existing lien for which Edge has received a proper demand for proceeds prior to making such payment; and

               C. Third, any surplus then remaining shall be paid to the Company, subject, however, to the rights of the holder of any then existing lien for which Edge has received a proper demand for proceeds prior to making such payment to the Company.

     (d) Custody of Collateral. Except as provided by applicable law that cannot be waived, Edge will have no duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession.

6. Covenants of the Company. The Company covenants that from and after the date hereof and for so long as any of the Notes are outstanding:

     (a) Limitation of Indebtedness. The Company will not incur any indebtedness, other than trade debt incurred in the ordinary course of business, without the approval of Edge.

     (b) Dividends and Distributions. The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, (i) declare or pay any dividend or make any distribution in cash or property to holders of Capital Stock of the Company or any Subsidiary of the Company or (ii) purchase, redeem or otherwise acquire or retire for value (other than through the issuance solely of Capital Stock of the Company) any Capital Stock or warrants, rights or options to acquire Capital Stock of the Company or any securities exchangeable for or convertible into any such shares or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary or any such warrant, rights or options on convertible securities.

     (c) Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all applicable Laws with respect to the conduct of its business and the ownership of its properties, including without limitation, compliance with the reporting requirements of all applicable securities Laws; provided that the Company shall not be deemed to be in violation of this Section 6(c) as a result of any failure to comply with any provisions of any such Laws, the noncompliance with which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect or have a materially adverse effect on the ability of the holder of any Securities to sell such Securities.

     (d) Limitation of Agreements. The Company will not, and will not permit any Subsidiary to, enter into any Contract, or any amendment, modification, extension or supplement to any existing Contract, which contractually prohibits the Company from paying interest on, or principal of, the Notes or effecting the conversion of the Notes.

     (e) Preservation of Franchises and Existence. The Company will maintain and cause each Subsidiary to maintain its corporate existence, rights and franchises in full force and effect, provided that nothing in this
          Section 6(e) shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

     (f) Payment of Taxes and Other Charges. The Company will pay or discharge, and will cause each Subsidiary to pay or discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or any of its properties or income, and (ii) all claims of material men, mechanics, landlords and other like Persons which, in the case of either clause
          (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

     (g) Lost, Stolen, Damaged and Destroyed Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Common Stock or a Note and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of Edge, may be an undertaking by Edge to so indemnify the Company and which, in the case of any Person other than Edge, shall be delivery of an indemnity bond), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new share certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated, or a new Note of like tenor in an amount equal to the amount of such Note lost, stolen, destroyed or mutilated.

     (h) Information; Access. The Company will permit Edge and its representatives to visit and inspect, at Edge's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extract therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company as well as the accountants of the Company; provided, that, so long as no default or Event of Default shall have occurred under any of the documents that are part of this transaction, Edge shall not without the Company's consent, which shall not be unreasonably withheld, visit and inspect the Company's properties more than four times a year.

     (i) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any of its Affiliates (other than the Company) or Associates, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a person not an Affiliate or Associate and except that the Company may issue stock options pursuant to its employee benefit plans, provided that award must be approved by a compensation committee made up of non-executive board members, one of which shall be John Sfondrini and the exercise price on any option granted cannot be less than Edge's then effective conversion price as defined in the Note.

     (j) Notice of Breach. As promptly as practicable, and in any event not later than five Business Days after senior management of the Company becomes aware thereof, the Company shall provide Edge with written notice of any breach by the Company of any provision of this Agreement, including, without limitation, this Article 6, specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

     (k) Reporting Company. The Company has taken all necessary steps, including filing a Registration Statement on SB-2, to become a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     (l) Impairment. The Company shall not take any action which would impair or jeopardize the first lien status of the Security Interest created hereby and shall take such action as may be requested to maintain the first lien status of such Security Interest.

     (n)  Directors' Indemnification; Insurance.

          (i) The Company does not have directors' and officers' liability insurance, however, the Company intends on obtaining and maintaining directors' and officers' liability insurance in the near future, and the Edge Designees shall be covered under such insurance.

          (ii) The Certificate of Incorporation, By-laws and other organizational documents of the Company shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board of Directors of the Company. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board of Directors of the Company until at least six years following the date that the Edge Designees are no longer members of the Board of Directors of the Company.

        (iii) The Edge Designees are intended to be third-party beneficiaries of the obligations of the Company pursuant to this Section 6(n), and the obligations of the Company pursuant to this Section 6(n) shall be enforceable by the Edger Designees.

     (o) Merger, Etc. The Company will not merge with or into or consolidate with, or sell all or substantially all of its assets to, any other Person unless (i) the surviving entity shall have assumed in writing all of the obligations of the Company under each of the documents that are part of this transaction, and (ii) immediately after the consummation of such merger or consolidation the surviving entity would not be in violation of any of the provisions applicable to the Company contained in any of the Transaction Documents.

     (p) Life Insurance. The Company shall immediately obtain and maintain a key man life insurance policy on Philip Cohen. The face amount of the policy will be at least $1,100,000.

7. Pre-emptive Rights. So long as the Notes are outstanding, the Company shall not issue, sell or exchange or agree to issued, sell or exchange (collectively "Issue," and any issuance, sale or exchange resulting therefrom, an "Issuance") any share of Capital Stock or any securities convertible into the company's Capital Stock (collectively "Securities") (other than securities issued by the Company in an underwritten Initial Public Offering), except as authorized by the Board of Directors and in accordance with the following procedures:

     (a) The Company shall deliver to Edge a written notice (a "Pre-emptive Notice"), which shall (i) state the Company's intention to Issue Securities to one or more Persons, the amount and type of Securities to be Issued (the "Securities Issuance"), the purchase price ("Purchase Price") therefor and a summary of the other material terms of the proposed Issuance and (ii) offer Edge the option to acquire all or any part of the Securities Issuance (the "Pre-emptive Offer"). The Pre-emptive Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Pre-emptive Offer is accepted during such periods, until the consummation of the Issuance contemplated by the Pre-emptive Offer). Edge shall have the right and option, for a period of 15 business days after delivery of the Pre-emptive Notice (the "Pre-emptive Acceptance Period"), to accept all or any part of the Securities Issuance at the purchase price and on the terms stated in the Pre-emptive Notice. Such acceptance shall be made by delivering a written notice to the Company by Edge within the Pre-emptive Acceptance Period specifying the maximum number of shares of the Securities Issuance Edge will purchase (the "Accepted Securities").

     (b) If effective acceptance shall not be received pursuant to Section 7(a) above with respect to all of the Securities Issuance offered for sale pursuant to the Pre-emptive Notice, then the Company may Issue all or any portion of such Securities so offered for sale and not so accepted, at a price not less than the Purchase Price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Pre-emptive Notice at any time within 90 days after the expiration of the Pre-emptive Acceptance Period (the "Issuance Period"). In the event that all of the Securities Issuance is not Issued by the Company during the Issuance Period, the right of the Company to Issue such unsold Securities Issuance shall expire and the obligations of this
          Section 7 shall be reinstated.

     (c) All sales of Securities Issuance to Edge subject to any Pre-emptive Notice shall be consummated contemporaneously at the offices of the Company on a mutually satisfactory business day within 5 days after the expiration of the Pre-emptive Acceptance Period. The delivery of certificates or other instruments evidencing such Securities Issuance shall be made by the Company on such date against payment of the Purchase Price for such Securities Issuance.

     (d) The provision of this Section 7 shall terminate at such time Edge is no longer the owner of the Notes or three years after the date hereof, whichever is earlier.

8. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent via facsimile or overnight or second day delivery service, to the respective addresses and/or facsimile numbers of the parties as set forth below:

If to the Company:                  PetCARE Television Network, Inc.
                                    321 N. Kentucky Avenue, Suite 1
                                    Lakeland, Florida 33801
                                    Attn:   Philip Cohen, President and CEO
                                    Facsimile No.: (863) 683-5651

With a copy to:                     Sommer & Schneider LLP
                                    595 Stewart Avenue, Suite 710
                                    Garden City, New York  11530
                                    Attn:  Joel C. Schneider
                                    Facsimile No.:  (516) 228-8211

If to Edge:                         Pet Edge, LLC
                                    P.O. Box 1248
                                    Ridgefield, Connecticut 06877
                                    Attn:  John Sfondrini, Manager
                                    Facsimile No.: (203) 894-8244

With a copy to:                     J. Michael Gottesman, Esq.
                                    477 Madison Avenue
                                    New York, New York 10022
                                    Facsimile No.: 212-308-2323

Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given upon confirmed receipt of delivery.

9. Successors and Assigns; Assignment. The terms and conditions of the Note and this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, Edge may assign its rights and obligations hereunder to any Permitted Transferee (as defined in the Note).

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to conflict of laws principles.

11. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12. Further Assurances. The Company will take such further action, and will execute and deliver to Edge all such further financing statements, certificates, and other documents as Edge may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of Edge hereunder.

13. Entire Agreement. This Agreement and the Note of even date herewith, from Edge and acknowledged by the Company constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings, whether written or oral.

14. Media Releases. All media releases and public announcements or disclosures by either party relating to this Agreement and the Note or the business relationship between the parties contemplated by those documents shall be coordinated with and approved by the other party in writing prior to the release thereof.

15. Jurisdiction. The Company consents to and agrees that it is subject to the jurisdiction of the Courts in the State of Connecticut, Florida, or New York with respect to any litigation in connection with this Agreement. The Company will also reimburse Edge for any legal fees it incurred in enforcing Edge's rights under this Agreement.

     IN WITNESS WHEREOF, the Company and Edge have caused this Agreement to be executed as of the date first set forth above.

                                        PETCARE TELEVISION NETWORK, INC.



                                        By:
                                           -------------------------------------
                                             Philip Cohen, President and CEO


                                        PET EDGE, LLC



                                        By:
                                           -------------------------------------
                                                 John Sfondrini, Manager

                Exhibit A to Note Purchase and Security Agreement

     The Collateral covered by this financing statement includes all of the Debtor's right, title, interest and privilege in and to all the following property of the Debtor, whether now owned or existing or hereafter acquired or arising:

     1. All accounts, accounts receivable, general intangibles, contracts, chattel paper, instruments, documents, warehouse receipts, documents of title, or any document which evidences that a person in possession of it is entitled to receive, hold and dispose of the document or the goods it covers, including but not limited to all rights and claims of the Debtor for payment or monies due and to become due from customers in connection with the sale of goods or the rendering of services by the Debtor or purchased, assigned or transferred to the Debtor, together with all checks, drafts, security agreements and other instruments or documents securing, evidencing or otherwise relating to any and all accounts and all rights and remedies of the Debtor under or with respect to any and all Receivables and any and all of the foregoing (collectively referred to hereinafter as "Accounts");

     2. All intangible personal property of every kind and nature including, without limitation, General Intangibles and Payment Intangibles, choses in action, causes of action, contracts with persons to sell goods, inventory or other property from such persons or to buy goods, inventory or other property from such person, rights to payment for goods sold or services rendered which have not yet been billed or invoiced to any customer, corporate or other business records, intellectual property, license rights, inventions, drawings, specifications, designs, patents, patent applications, trademarks, trade names, trade secrets, know how, goodwill, notes with respect to research and development, copyrights, registrations, licenses, franchises, tax refund claims, computer programs, know how and any guarantee claims, security interests or other security held by Debtor;

     3. Any and all inventory, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located, owned or acquired by the Debtor which are or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, or supplies or materials used or consumed in Debtor's business, packaging material, returned goods, proceeds and products of the foregoing including, without limitation, personal property owned by Debtor and wheresoever located which is evidenced by any document of title, warehouse receipt, receipt, or other document which evidences that a person in possession of it is entitled to receive hold and dispose of the documents or the goods it covers;

     4. All goods, including without limitation, all machinery, equipment, computers, supplies, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description now or hereafter owned by Debtor or in which Debtor may have or may hereafter acquire any interest, at any location;

     5. All cash and monies, bank accounts, deposit accounts, residues and property of any kind, now or at any time or times hereafter owned by debtor or in which Debtor has an interest;

     6. All of the right, title and the interest of Debtor in and to any and all leases (including equipment leases), rental agreements, management contracts, franchise agreements, technical services agreements, licenses and permits now or hereafter affecting any personal or real property now or hereafter leased by Debtor or any part thereof;

     7. All accessories to, substitutions for and all replacements, products and proceeds of the foregoing including, without limitation, proceeds of insurance policies insuring the collateral;

     8. All books and records (including without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records(s) of Debtor pertaining to any of the foregoing;

     9. Investment property;

     10. Proceeds, including Cash Proceeds and Non Cash Proceeds;

     11. Letter of credit rights;

     12. Fixtures;

     13. Software;

     14. Chattel paper, including without limitation, Tangible Chattel Paper and Electronic Chattel Paper;

     15. Real Estate;

     16. Farm Products;

     17. Consumer Goods;

     18. Equipment;

     19. Instruments and any and all other real or personal property owned by Debtor or in which the Debtor has an interest.

     The Collateral covers all of the present and future property of the Debtor.

                                SCHEDULE 3(a)(iv)
                            CAPITALIZATION SCHEDULE,
                     SECURITIES SUBJECT TO REGISTRATION, AND
                      RESTRICTIONS ON VOTING OF SECURITIES
                      ------------------------------------

Capital Stock Structure:
------------------------

Common Stock:              50,000,000 shares authorized
                           11,836,000 shares issued and outstanding

Preferred Stock:           10,000,000 shares authorized

   Series A:               1,500,000 shares authorized
   Series A:               101,250 shares issued and outstanding (1)(2)

     (1) These shares are automatically convertible into the Company's Common Stock ten (10) days after the Company's Common Stock begins to be quoted. To determine the number of shares of Common Stock which will be issued in exchanged for the Series A Preferred Stock upon conversion, take the price per share of the Series A Preferred ($2.00) and divide it by 50% of the average closing price as reported for the five trading days preceding the date of conversion, or $2.00, whichever is less. Prior to the Company's Common Stock being traded, the holders of the Series A Preferred Stock will not be able to convert into shares of Common Stock.

     (2) The Reserved Shares issuable upon conversion of the Series A Preferred Stock are covered under a Registration Rights Agreement.

Securities Subject to Registration Rights:
------------------------------------------

     a)   See (1) and (2) above.
     b) Promissory Note dated May 16, 2002 for $100,000 to James Calaway with accompanying Registration Rights Agreement for 2,355,158 shares. Of these shares, Mr. Calaway retains ownership of 2,300,000 as the others were gifted and transferred.
     c) Promissory Note dated June 5, 2002 for $5,000 to Robert and Jamie Turner with accompanying Registration Rights Agreement for 5,000 shares of Common Stock.
     d) Promissory Note dated June 7, 2002 for $25,000 to Daniel V. Hugo with accompanying Registration Rights Agreement for 573,395 shares of Common Stock.
     e) Convertible Promissory Note dated June 10, 2003 for $50,000 to Mark Maltzer with accompanying Registration Rights Agreement for underlying shares received upon conversion of principal and interest at $.246 per share.

Restrictions on Voting of Securities:
-------------------------------------

Series A Preferred Shares: Until or unless the Series A Preferred Stock is converted into Common Stock as set forth above, no holder of the Series A Preferred Stock shall have any voting rights except as may be required under

Florida law in certain instances or as set forth in the Certificate of Designation, Preferences, Rights and Limitations of Series A Convertible Preferred Stock No Par Value of PetCARE Television Network, Inc.













                  (Remainder of page left intentionally blank.)

                                SCHEDULE 3(a)(x)
                              CONFLICTS OF INTEREST
                              ---------------------


Company's Indebtedness to Officers and Directors:
-------------------------------------------------


     1) James Calaway - $207,400 as of February 28, 2003, plus interest (under promissory notes)

     2) Daniel Hugo - $25,000 as of February 28, 2003, plus interest (under promissory note)

     3) Mark Maltzer - $50,000 as of June 10, 2003, plus interest (under Convertible Promissory Note)


Indebtedness to the Company by Officers and Directors:
------------------------------------------------------

None.

                                SCHEDULE 3(a)(xi)
                    RIGHTS OF REGISTRATION AND VOTING RIGHTS
                    ----------------------------------------



See Capitalization Schedule for shares subject to Registration Rights.

                               SCHEDULE 3(a)(xiv)
                             EMPLOYEE BENEFITS PLAN
                             ----------------------



SAVAGE MOJO, INC. 2002 EQUITY INCENTIVE PLAN  -

     Stock option plan for key employees covering 2,000,000 shares.